UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):   April 25, 2011

H&R BLOCK, INC.
(Exact name of registrant as specified in charter)

Missouri (State of Incorporation)	1-6089 (Commission File Number)	44-0607856 (I.R.S. Employer Identification Number)

One H&R Block Way, Kansas City, MO 64105
(Address of Principal Executive Offices)  (Zip Code)

(816) 854-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On April 25, 2011, Alan M. Bennett provided H&R Block, Inc. (the “Company”) with notice (the “Notice”), pursuant to his Employment Agreement with H&R Block Management, LLC (“HRB Management”), a subsidiary of the Company, that he will retire as President and Chief Executive Officer of the Company, effective May 16, 2011.   Mr. Bennett will remain an employee through July 31, 2011 and a member of the Board of Directors until the annual shareholder meeting to be held in September 2011, but does not intend to stand for re-election to the Board as he will no longer be an independent director under New York Stock Exchange rules.  In addition, as described below, Mr. Bennett has agreed to serve in a consulting role with the Company through July 2012.

(c) On April 27, 2011, HRB Management and Mr. Bennett entered into a Transition Agreement which provides the following:

•
Mr. Bennett will remain employed through July 31, 2011, at his existing rate of base salary, to assist the Company in the effective transition of his job responsibilities, as determined by the President and Chief Executive Officer of the Company.

•	Mr. Bennett will not be eligible to participate in HRB Management’s short-term and long-term incentive compensation programs for fiscal year 2012.

•
Mr. Bennett will provide consulting services to the President and Chief Executive Officer of the Company from August 1, 2011 to July 31, 2012 (the “Consulting Period”) and receive a consulting fee of $15,000 per month.

•
Following the expiration of the Consulting Period, Mr. Bennett will be eligible to receive a one-time cash bonus, in the discretion of the Compensation Committee of the Board of the Directors of the Company and subject to the approval of the Company’s Board of Directors.

A copy of the Transition Agreement between HRB Management and Mr. Bennett is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On April 25, 2011, William C. Cobb, 54, was appointed President and Chief Executive Officer of the Company, effective May 16, 2011. Mr. Cobb will continue to serve on the Company’s Board of Directors, but will no longer be a member of the Audit Committee. Mr. Cobb retired from eBay, Inc. in 2008, having worked there from November 2000 to March 2008, where he most recently served as President of eBay Marketplaces North America for four years; before that he held several senior management positions, including Senior Vice President and General Manager of eBay International and Senior Vice President of Global Marketing. Prior to joining eBay, Inc., he held various marketing and executive positions, including Chief Marketing Officer at YUM! Brands (formerly Pepsico/Tricon) where he worked for thirteen years from 1987 to 2000.

In connection with his appointment, the Company and Mr. Cobb agreed upon the terms of Mr. Cobb’s employment arrangement, the principal terms of which are as follows:

•	Five year term.

•	Base salary of $950,000.

•	Sign-on bonus of $900,000, repayable if he terminates his employment prior to November 16, 2011 without Good Reason.

•	Participation in the Company’s short-term incentive compensation program with a target award equal to 125% of base salary.

•	Initial equity grants pursuant to the Company’s 2003 Long-Term Executive Compensation Plan, as follows:

-
A stock option to purchase shares of the Company’s common stock having a grant date value under the Black-Scholes method of $2,225,000 (the “Initial Option”) at an option price per share equal to the closing price of the Company’s common stock on May 2, 2011 (the “Grant Date”).  The Initial Option will expire ten years from the date of grant, or five years following Mr. Cobb’s termination, whichever is earlier.  The Initial Option will vest and become exercisable in three equal installments on December 24 of each of 2011, 2012 and 2013 and will vest in full if Mr. Cobb resigns for Good Reason, or upon Mr. Cobb’s death or disability.  In the event of a change in control of the Company, the Initial Option will vest in full if the continuing entity fails to assume or replace the Initial Option with a new, equivalent value award.  If the Initial Option is assumed by the continuing entity, the Initial Option will vest in full if Mr. Cobb subsequently resigns for Good Reason or is involuntarily terminated without Cause.

-
Restricted shares of the Company’s common stock having a grant date value of $2,225,000 (the “Initial Restricted Stock Grant”), based on the closing price of the Company’s common stock on May 2, 2011 (the “Grant Date”). The Initial Restricted Stock Grant will vest and become exercisable in three equal installments on December 24 of each of 2011, 2012 and 2013 and will vest in full if Mr. Cobb resigns for Good Reason, or upon Mr. Cobb’s death or disability. In the event of a change in control of the Company, the Initial Restricted Stock Grant will vest in full if the continuing entity fails to assume or replace the Initial Restricted Stock Grant with a new, equivalent value award. If the Initial Restricted Stock Grant is assumed by the continuing entity, the Initial Restricted Stock Grant will vest in full Mr. Cobb subsequently resigns for Good Reason or is involuntarily terminated without Cause.

•	Participation in the Company’s 2003 Long-Term Executive Compensation Plan, with a minimum long-term equity incentive award valued at no less than $4,500,000 for fiscal year 2012.

•	Continued nomination for election to the Company’s Board of Directors while serving as the President and Chief Executive Officer of the Company.

•	Reimbursement of Mr. Cobb’s relocation expenses in relation to the relocation of his family to the greater Kansas City area as provided under the Company’s executive relocation policy.

•	Severance benefits if Mr. Cobb resigns for Good Reason or is involuntarily terminated without Cause, consisting of:

-	Accrued and unpaid base salary and vacation;

-	Any annual bonus earned but unpaid with respect to a fiscal year ending prior to the termination date;

-	A lump-sum cash payment equal to the sum of Mr. Cobb’s base salary plus target annual bonus;

-	An additional lump-sum cash payment equal to 18 months of COBRA premium payments; and

-	Any performance bonus related to the year in which the termination occurs prorated for the number of days of Mr. Cobb’s employment during such year.

•
Severance benefits if Mr. Cobb resigns for Good Reason or is involuntarily terminated without Cause during the 120 day period preceding or the twenty-four month period following a change in control of the Company, consisting of:

-	Accrued and unpaid base salary and vacation;

-	Any annual bonus earned but unpaid with respect to a fiscal year ending prior to the termination date;

-	A lump-sum cash payment equal to the sum of two times Mr. Cobb’s base salary plus one times Mr. Cobb’s target annual bonus;

-	A lump-sum cash payment equal to 24 months of COBRA premium payments;

-	Any performance bonus related to the year in which the termination occurs prorated for the number of days of Mr. Cobb’s employment during such year;

-	Full and immediate vesting of the Initial Stock Option and the Initial Restricted Stock Grant; and

-	Mr. Cobb’s severance may be reduced to the amount that will provide him the “best net after-tax” position.

•	The following constitute Cause:

-	commission, through gross negligence or willful misconduct, of an act materially and demonstrably detrimental to the Company;

-	commission of any act of dishonesty or breach of trust resulting in material personal gain or enrichment at the expense of the Company;

-	uncured material violation of the confidentiality or restrictive covenant provisions of the agreement; or

-
inability of Mr. Cobb or the Company to participate in any activity subject to governmental regulation and material to the business of the Company solely as the result of any action or inaction by Mr. Cobb.

•	The following constitute Good Reason:

-	a material diminution in base salary or target bonus opportunity;

-	a material breach by the Company; or

-	a relocation or material diminution in status, duties or authority (including reporting to anyone other than the Board of Directors).

•
Mr. Cobb will be subject to the following post-employment restrictive covenants: non-hire, non-solicitation and non-compete for one year following his last day of employment; non-disparagement of the Company for two years following his last day of employment; and non-disclosure of proprietary information in perpetuity.

A copy of the offer letter from HRB Management to Mr. Cobb is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

A copy of the Company’s press release regarding Mr. Bennett’s resignation as President and Chief Executive Officer of the Company and Mr. Cobb’s election as President and Chief Executive Officer of the Company is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.   Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
10.1	Transition Agreement dated April 27, 2011, between H&R Block Management, LLC and Alan M. Bennett.
10.2	Offer Letter from H&R Block Management, LLC to William C. Cobb dated April 27, 2011.
99.1	Press release issued April 26, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK, INC.

Date: April 29, 2011	By:/s/ Andrew J. Somora
Andrew J. Somora
Secretary

EXHIBIT INDEX

10.1	Transition Agreement dated April 27, 2011, between H&R Block Management, LLC and Alan M. Bennett.
10.2	Offer Letter from H&R Block Management, LLC to William C. Cobb dated April 27, 2011.
99.1	Press release issued April 26, 2011.